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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 27, 2000


                                IMAGEX.COM, INC.
               ---------------------------------------------------
               (Exact name of registrant specified in its charter)

      WASHINGTON                    0-78271                   91-1727170
      ----------------------------------------------------------------------
      (State or other             (Commission               (IRS Employee
       jurisdiction of             File Number)           Identification No.)
       incorporation)


                       10210 N.E. POINTS DRIVE, SUITE 200
                           KIRKLAND, WASHINGTON     98033
      ----------------------------------------------------------------
      (Address of principal executive offices)             (Zip Code)


           REGISTRANT'S TELEPHONE, INCLUDING AREA CODE: (425) 452-0011
                                                        --------------

                        10800 N.E. 8TH STREET, SUITE 200
                           BELLEVUE, WASHINGTON 98004
         --------------------------------------------------------------
         (Former name and former address, if changed since last report)

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Item 2.    ACQUISITION OR DISPOSITION OF ASSETS

         On June 27, 2000, ImageX.com, Inc. ("ImageX" or the "Company") acquired substantially all of the assets of Howard Press Limited Partnership, a Delaware limited partnership ("Howard Press") in accordance with an Asset Purchase Agreement dated June 15, 2000 between ImageX, Meadowlands Acquisition Corp., a New Jersey corporation and wholly owned subsidiary of ImageX, Howard Press and the partners of Howard Press individually (the "Asset Purchase Agreement").

         The Company acquired substantially all of the assets of Howard Press for 212,623 shares of restricted common stock (totaling $1.4 million at $6.5844 per share (based on the average closing price of the Company's stock, as quoted on the NASDAQ National Market for the most recent ten (10) trading day period, ending with the second trading day prior to closing)), and $12.6 million in cash (paid from the Company's cash on hand), plus the assumption of $5 million of debt which is being refinanced. The purchase price is subject to post-closing adjustment depending upon Howard Press's net working capital on the date of closing. A $1.55 million portion of the purchase price is being held in escrow to cover any purchase price adjustment and certain indemnification obligations. The purchase price for Howard Press was determined as a result of arms-length negotiations between representatives of the Company and Howard Press.

         Howard Press, based in Roselle, New Jersey, is a full-service printing company providing Fortune 1000 companies with a broad range of printing, publishing and warehousing sources. The Company generally intends to continue such uses for the assets of Howard Press.

         A copy of the Asset Purchase Agreement is filed herewith as Exhibit 2.1 and incorporated by reference herein.

         The information that is set forth in the Company's Press Releases dated June 16, 2000 and June 27, 2000 is filed herewith as Exhibit 99.1 and 99.2 and is incorporated herein by reference.

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Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

         (a)      CONSOLIDATED FINANCIAL STATEMENTS OF HOWARD PRESS

         Information required pursuant to Rule 3-05(b) of Regulation S-X is not currently available and will be filed as soon as practicable, but not later than 60 days after the date this Form 8-K must be filed.

         (b)      PRO FORMA FINANCIAL INFORMATION (UNAUDITED )

         Information required pursuant to Article 11 of Regulation S-X is not currently available and will be filed as soon as practicable, but not later than 60 days after the date this Form 8-K must be filed.

         (c)      EXHIBITS

         (2.1) Asset Purchase Agreement, dated June 15, 2000 among ImageX.com, Inc., Meadowlands Acquisition Corp., Howard Press Limited Partnership and the partners thereof, individually.*

         (99.1) Press Release dated June 15, 2000.

         (99.2) Press Release dated June 27, 2000.

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* The Company hereby undertakes to furnish supplementally a copy of omitted exhibits to the Commission upon request.

                                      -2-
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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           IMAGEX.COM, INC.
                                           (Registrant)


                                           By   /s/ Robin L. Krueger
                                             -----------------------------------
                                             Robin L. Krueger
                                             Chief Financial Officer



Dated:  July 12, 2000

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                                  EXHIBIT INDEX

         EXHIBIT

(2.1) Asset Purchase Agreement, dated June 15, 2000 among ImageX.com, Inc., Meadowlands Acquisition Corp., Howard Press Limited Partnership and the partners thereof, individually.

(99.1)   Press Release dated June 15, 2000.

(99.2)   Press Release dated June 27, 2000.